Press Release
Exhibit (99.1)

Kodak and Lenders Close Financing Agreement

Company Reaches Another Important Milestone toward Emergence

ROCHESTER, N.Y., Mar. 22 – Kodak today closed its previously-announced $848 million financing with members of the Steering Committee of the Second Lien Noteholders and other holders of Kodak’s Senior Secured Notes. This new financing, together with the amendment and restatement of Kodak’s existing debtor-in possession credit agreement, strengthens Kodak’s position to execute its remaining reorganization objectives and successfully emerge from Chapter 11.

Under the new financing, Kodak borrowed an aggregate principal amount of approximately $473 million and converted $375 million in Senior Secured Notes into loans. Proceeds from the financing, together with proceeds from previously announced intellectual property transactions, will be used to repay the term loans outstanding under Kodak’s existing debtor-in-possession credit agreement, make an adequate protection payment to holders of the Senior Secured Notes, and support ongoing business activities.

“This is another important step toward our emergence as a profitable and sustainable Commercial Imaging company,” said Antonio M. Perez, Chairman and Chief Executive Officer. “We are now working to finalize our Plan of Reorganization and complete the remaining work required for us to emerge as a stronger company, focused on ongoing innovation to meet our customers’ needs.”

Under the financing agreement, Kodak is required to file its Plan of Reorganization with the Court by April 30, 2013, which it is on track to do. The financing also provides Kodak the opportunity to convert a portion of the facility into exit financing if certain conditions are satisfied.

CAUTIONARY STATEMENT PURSUANT TO SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This document includes “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning the Company’s plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, liquidity, financing needs, business trends, and other information that is not historical information. When used in this document, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “predicts,” “forecasts,” or future or conditional verbs, such as “will,” “should,” “could,” or “may,” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, management’s examination of historical operating trends and data are based upon the Company’s expectations and various assumptions. Future events or results may differ from those anticipated or expressed in these forward-looking statements. Important factors that could cause actual events or results to differ materially from these forward-looking statements include, among others, the risks and uncertainties described in more detail in the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2012, under the headings “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations–Liquidity and Capital Resources,” and those described in filings made by the Company with the U.S. Bankruptcy Court for the Southern District of New York and in other filings the Company makes with the SEC from time to time, as well as the following: the Company’s ability to successfully emerge from Chapter 11 as a profitable sustainable company; the ability of the Company and its subsidiaries to develop, secure approval of and consummate one or more plans of reorganization with respect to the Chapter 11 cases; the Company’s ability to improve its operating structure, financial results and profitability; the ability of the Company to achieve cash forecasts, financial projections, and projected growth; our ability to raise sufficient proceeds from the sale of businesses and non-core assets; the businesses the Company expects to emerge from Chapter 11; the ability of the company to discontinue certain businesses or operations; the ability of the Company to continue as a going concern; the Company’s ability to comply with the Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) covenants in its debtor-in-possession credit agreements; our ability to obtain additional financing; the potential adverse effects of the Chapter 11 proceedings on the Company’s liquidity, results of operations, brand or business prospects; the outcome of our intellectual property patent litigation matters; the Company’s ability to generate or raise cash and maintain a cash balance sufficient to comply with the minimum liquidity covenants in its debtor-in-possession credit agreements and to fund continued investments, capital needs, restructuring payments and service its debt; our ability to fairly resolve legacy liabilities; the resolution of claims against the Company; the Company’s ability to retain key executives, managers and employees; the Company’s ability to maintain product reliability and quality and growth in relevant markets; our ability to effectively anticipate technology trends and develop and market new products, solutions and technologies; and the impact of the global economic environment on the Company. There may be other factors that may cause the Company’s actual results to differ materially from the forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf apply only as of the date of this document, and are expressly qualified in their entirety by the cautionary statements included in this report. The Company undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.

2013